                                October 15, 2002

Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas  66002-0188
Attention:  Chief Financial Officer

Re:  Atchison Casting Corporation (the "Company") April 3, 1998 Amended and
     Restated Credit Agreement by and among the Company, Harris Trust and
     Savings Bank, as Agent and the Banks party thereto (as heretofore amended, the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to the Thirteenth Amendment and Forbearance Agreement dated as of July 31, 2002 (the "Thirteenth Amendment") the Bank Group agreed to temporarily forbear from enforcing its rights and remedies with respect to the
Credit Agreement through October 15, 2002 (the "Standstill Expiration Date").
The Company has requested that the Bank Group extend the Standstill Expiration
Date to October 17, 2002.

         Accordingly, effective upon the execution of this letter by the
Required Banks, the Company and each Guarantor in the spaces provided for that purpose below (which execution may be on separate counterparts of this letter, all of which are to constitute one and the same instrument) and satisfaction of the further conditions precedent to effectiveness set forth below, (i) the
Standstill Period shall be extended so that the new Standstill Expiration Date shall be October 17, 2002 and (ii) Schedule I to the Thirteenth Amendment shall be modified by adding the following at the end thereof:

          "15. Noncompliance with the minimum cumulative EBITDA requirement set forth in Section 9 of Thirteenth Amendment and Forbearance Agreement
          for the period from July 1, 2002 through July 31, 2002 and for the period from July 1, 2002 through August 31, 2002."

         The Company confirms that the Maximum Exposure Cap is $69,065,991.63 as of October 15, 2002. The Company and the Guarantors repeat and reaffirm the acknowledgements and releases contained in Paragraph 14 of the Thirteenth
Amendment, all as though set forth herein in their entirety.

         This Agreement shall also not become effective (a) unless on or before
October 15, 2002 (i) the Banks have received a preliminary report from Alvarez &
Marsal and the Required Banks are satisfied with such report with respect to short term liquidity, collateral and viability issues, (ii) General Electric
Capital Corporation has committed to restructuring the indebtedness of the
Company owed to it on terms reasonably acceptable to the Required Banks, and
(iii) the Company

shall have appointed a Chief Restructuring Officer who shall report to Company's
Chief Executive Officer and shall be responsible for monitoring and assessing financial performance and viability, assisting in debt restructuring, monitoring relationships with other creditors, assisting in evaluating asset sales and dealing with foreign entity, leases and other issues and (b) unless and until
TIAA shall have extended its standstill termination date to October 17, 2002 in a manner reasonably acceptable to the Agent.

         Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and are deemed to be reaffirmed as of the date hereof. Without limiting the generality of the foregoing, this letter does not waive any of the Existing Defaults or any other
Defaults or Events of Default that now exist.

         This waiver shall be governed and construed in accordance with the laws of the State of Illinois. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Thirteenth
Amendment.

                                Very truly yours,

                                HARRIS TRUST AND SAVINGS BANK, in its individual
                                   capacity as a Bank and as Agent

                                By:  /s/ Betzaida Erderly
                                   ---------------------------------------------
                                Title: Vice President

                               COMMERCE BANK, N.A.

                               By:  /s/ Dennis R. Block
                                   ---------------------------------------------
                               Title:  Senior Vice President

                               US BANK NATIONAL ASSOCIATION (f/k/a Firstar Bank,
                                  N.A.), (f/k/a Firstar Bank, N.A. Overland Park,
                                  f/k/a Firstar Bank Midwest, N.A., f/k/a
                                  Mercantile Bank)

                               By:  /s/ Craig D. Buckley
                                   ---------------------------------------------
                               Title:  Vice President

                               KEY BANK NATIONAL ASSOCIATION

                               By: /s/ Arthur E.Cutler
                                  ----------------------------------------------
                               Title: Senior Vice President

                                      -2-

                               COMERICA BANK

                               By:  /s/ Andrew R. Craig
                                  ----------------------------------------------
                               Title: Vice President

                               HIBERNIA NATIONAL BANK

                               By: /s/ Tammy Angelety
                                  ----------------------------------------------
                               Title: Vice President

                               NATIONAL WESTMINSTER BANK PLC

                               Nassau Branch

                               By: /s/ Pete Ballard
                                 -----------------------------------------------
                               Title:  Head of Special Situations
                                       Specialized Lending Services

                               New York Branch

                               By: /s/ Pete Ballard
                                  ----------------------------------------------
                               Title:   Head of Special Situations
                                        Specialized Lending Services

                               WELLS FARGO BANK, NATIONAL ASSOCIATION
                                  (successor by merger to Norwest
                                  Bank Minnesota,
                                  N.A.)

                               By:  /s/ Calvin R. Emerson
                                 -----------------------------------------------
                               Title:  Vice President

Agreed and Accepted:

ATCHISON CASTING CORPORATION

By: /s/ Kevin T. McDermed
   ----------------------------------------------
Title:   VP & Treasurer

AMITE FOUNDRY AND MACHINE, INC.
PROSPECT FOUNDRY, INC.
QUAKER ALLOY, INC.
CANADIAN STEEL FOUNDRIES, LTD.
KRAMER INTERNATIONAL, INC.
EMPIRE STEEL CASTINGS, INC.
LAGRANGE FOUNDRY INC.
THE G&C FOUNDRY COMPANY
LOS ANGELES DIE CASTING INC.
CASTCAN STEEL LTD.
CANADA ALLOY CASTINGS, LTD.
PENNSYLVANIA STEEL FOUNDRY & MACHINE COMPANY
SPRINGFIELD IRON CORP. (f/k/a Jahn Foundry Corp.)
INVERNESS CASTINGS GROUP, INC.
DU-WEL PRODUCTS, INC.
DAVIS CASTING AND ASSEMBLY, INC.
CLAREMONT FOUNDRY, INC.
LONDON PRECISION MACHINE & TOOL LTD.

By:  /s/ Kevin T. McDermed
   ----------------------------------------------
Title: Vice Pres.

PRIMECAST INCORPORATED

By: /s/ William Jonas
   ----------------------------------------------
Title: Vice President Human Resources

GILMORE INDUSTRIES, INC.

By: /s/ John R. Kujawa
   ----------------------------------------------
Title: President